Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of $500,000,000 aggregate principal amount of 2.350% Notes due 2019 pursuant to a Registration Statement on Form S-3 (File No. 333-194430) and a related prospectus supplement filed with the Securities and Exchange Commission on May 1, 2014 are estimated to be as follows:

Estimated Expenses
SEC registration fee	$64,352
Legal fees and expenses	175,000
Fees and expenses of qualification under state securities laws (including legal fees)	—
Accounting fees and expenses	80,000
Printing fees	25,000
Rating agency fees	812,500
Trustee’s fees and expenses	12,500
Miscellaneous	—

Total expenses	$1,169,352